Exhibit 99.4

CONSENT OF PROSPECTIVE DIRECTOR

I, Tunç Doluca, in accordance with Rule 438 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), hereby consent to the following:

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to serve as a director of Analog Devices, Inc. (“Analog Devices”) if the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 12, 2020 (as it may be amended, restated or otherwise modified from time to time), by and among Analog Devices, Magneto Corp. and Maxim Integrated Products, Inc. (the “Merger Agreement”) are consummated;

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to be named as a proposed director of Analog Devices in the Registration Statement on Form S-4, including the joint proxy statement/prospectus, to be filed by Analog Devices with the Securities and Exchange Commission pursuant to the Securities Act in connection with the transactions contemplated by the Merger Agreement, and in any and all amendments and supplements thereto (collectively, the “Registration Statement”); and

•	to the filing of this consent as an exhibit to the Registration Statement.

Name:	/s/ Tunç Doluca	Date: August 17, 2020
Tunç Doluca